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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-95720, 33-20138, 33-38041, 33-55055, 333-03443, 333-45037,
333-71065, 333-34934, 333-55266, 333-100572 and Form S-3 No. 333-86342) of
FedEx Corporation and in the related Prospectuses, of our reports dated June 23, 2003, with respect to the consolidated financial statements and schedule of FedEx Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2003.

                                             /s/ Ernst & Young LLP

July 16, 2003
Memphis, Tennessee